UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  July 17, 2007 (July 11, 2007)
LIZ CLAIBORNE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10689 (Commission file number)	13-2842791 (I.R.S. Employer Identification No.)
1441 Broadway, New York, New York, 10018

(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code:  (212) 354-4900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Liz Claiborne, Inc. (the “Company”), is filing this Current Report on Form 8-K (the “8-K”) in connection with the appointment of Dave McTague as Executive Vice President — Partnered Brands, which was announced by the Company on July 11, 2007. Mr. McTague, 45, joins the Company from Nike, Inc. where he was President of Converse Apparel from October 2005. Prior to that, Mr. McTague was President of Global Apparel and Retail of the Swiss Army Brand at Victorinox AG, from 2004 until 2005, and President of Menswear at Tommy Hilfiger, Inc., from 2000 until 2004. Mr. McTague’s anticipated start date is August 14, 2007.
     The terms of Mr. McTague compensation, which were approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), include a base salary of $800,000 per year and a sign-on bonus of $450,000. Mr. McTague will also participate in the Company’s Section 162(m) Cash Bonus Plan with a target bonus for the Company’s 2007 fiscal year of 75% of his base salary. In connection with Mr. McTague’s employment, he and the Company will enter into a severance agreement on terms substantially similar to severance agreements with other Company executive officers, a form of which was filed as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q for the period ended April 1, 2006. Upon commencing his employment, and subject to confirmation by the Compensation Committee, Mr. McTague will also receive a grant of options (with one-quarter of the grant vesting on each of the first and second grant date anniversaries and the remaining one-half vesting on the third grant date anniversary) to purchase Company stock with a grant date value of approximately $300,000, a grant of time-based vesting restricted stock (with one-half of the grant vesting on each of the second and third grant date anniversaries) with a grant date value of $200,000, and a grant of performance shares with a target value on the grant date of approximately $300,000. Performance shares are earned based on the achievement of certain performance and operational criteria, with the number of shares earned ranging from 0 to 150% of the target amount (the “Performance Shares”). The restricted stock grant is designed as an offset for forfeited equity and compensation from Mr. McTague’s former employer.
     The Company is also filing this 8-K to confirm the terms of compensation, which were also approved by the Compensation Committee, for Andrew Warren, who has joined the Company as Chief financial Officer. Mr. Warren’s compensation includes a base salary of $575,000 per year and a sign-on bonus of $185,000. Mr. Warren will participate in the Company’s Section 162(m) Cash Bonus Plan with a target bonus for the Company’s 2007 fiscal year of 75% of his base salary. In connection with Mr. Warren’s employment, he and the Company will enter into a severance agreement on terms substantially similar to severance agreements with other Company executive officers, a form of which was filed as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q for the period ended April 1, 2006. On July 13, 2007, the Compensation Committee approved for Mr. Warren a grant of 77,960 options to purchase Company stock (with one-quarter of the grant vesting on each of the first and second grant date anniversaries and the remaining one-half vesting on the third grant date anniversary), 16,230 shares of time-based vesting restricted stock (with one-half of the grant vesting on each of the second and third grant date anniversaries) (the “"Restricted Stock”), 9,550 shares of other restricted stock (which vest on the fifth grant date anniversary) (the “Five Year Restricted Stock”), and a grant of Performance Shares, with a target number of shares of approximately 21,800. The grants of Restricted Stock and Five Year Restricted Stock are an offset for forfeited equity awards and compensation at Mr. Warren’s former employer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: July 17, 2007	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Vice President, General Counsel and Secretary